EXHIBIT 10.2

LIPOTOPE, INC.

STOCK OPTION GRANT AGREEMENT

To: ___________	Date of Grant: _____________

The Board of Directors of Laser Photonics Corporation (the “Company”), in accordance with your employment by the Company, has approved the option for you to purchase shares of the Company’s Common Stock under the 2019 Stock Incentive Plan (the “Plan”) in the number of shares, and at the per share exercise price, set forth below.

Number of shares subject to option:

Per share exercise price: $____/share

This option is:	☐	a Nonqualified Stock Option
	☒	an Incentive Stock Option

The terms of the Option are as set forth in the Plan and in this Stock Option Grant Agreement (this “Agreement”). In the event of a conflict between the Plan and this Agreement, this Agreement shall be subject to, and is in all respects limited by, the express terms and provisions of the Plan. A copy of the Plan is attached hereto and incorporated into this Agreement by reference. Terms not defined in this Letter Agreement have the meaning ascribed to them in the Plan. The most important of the terms of the Plan are summarized as follows:

Term: This option shall terminate, and may no longer be exercised, after the expiration of ten (10) years from the date of grant, unless the option is sooner terminated as provided in the Plan.

Vesting: Except as otherwise set forth in your Employment Agreement with the Company, the vesting of the shares will commence on the date of grant in accordance with the following schedule (which the Plan Administrator may waive or accelerate at any time), and such vesting shall occur whether or not the option has been exercised; provided, however, that vesting shall (i) accelerate upon the Company going private through a filing with the Securities and Exchange Commission of a Schedule 13E-3 and (ii) cease immediately upon termination of your employment with the Company for whatever reason:

Date Vested	Percentage Vested	Number Vested

Termination: Unless otherwise determined at any time by the Plan Administrator or under the terms of your Employment Agreement with the Company, the option will terminate, and may no longer be exercised, (i) immediately upon termination of your service with the Company if a consultant or employment with the Company for Cause as defined in the Plan, or (ii) one year after termination of service or your employment with the Company as a result of disability or death, or (iii) one year after all other terminations, but in each case not later than the remaining term of the option. If the Option is intended to be an Incentive Stock Option, it will be treated as a Non-Qualified Stock Option if exercised on or after the 91st day following the employee’s termination of employment. The exercise of the option is in all cases subject to the terms and conditions governed by the Securities and Exchange Commission and the Code.

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Exercise: During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate, or the beneficiary of your estate following your death. You or your personal representative may use the Notice of Exercise of Stock Option in the form attached to this Agreement when you exercise the option. The Plan Administrator agrees that it shall not impose any restrictions or conditions on the exercise of the options granted to you under this Agreement under section 7.2 of the Plan.

Right of First Refusal: The Plan Administrator may, in its sole discretion at the time of exercise, determine that the exercise of this option is subject to your execution of any agreement, in the form in use at the time of exercise, whereby under certain circumstances, you grant to the Company a right of first refusal to purchase the shares acquired by you upon exercise of the option.

Payment for Shares: Unless the Plan Administrator in its sole discretion determines otherwise, the option may be exercised by the delivery of one or a combination of the following alternatives:

(a) Cash, personal check (unless the Plan Administrator in its sole discretion determines otherwise) or bank certified or cashier’s check;

(b) If the Common Stock of the Company is publicly traded, a properly executed exercise notice together with irrevocable instructions to a broker to promply deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or

(c) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

Withholding Taxes: As a condition to the exercise of a stock option, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock otherwise issuable to you upon exercise of this option to satisfy the withholding obligation. Unless the Plan Adminstrator in its sole discretion determines otherwise, you may satisfy the withholding obligation by electing to have the Company or a related corporation withhold from the shares to be issued upon exercise of this option that number of shares having a fair market value equal to the amount required to be withheld.

Transfer of Option: The option is not transferable except by will or by the applicable laws of descent and distribution, except that a Non-Qualified Stock Option may be transferred to Immediate Family Members as provided under the terms of the Plan.

Holding Period: If the Common Stock of the Company is publicly traded, any sale of shares of Common Stock obtained upon the exercise of a stock option by an individual subject to Section 16 of the Exchange Act within six months after the date the option was granted may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

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Right to Employment: This letter agreement and the granting of the option described herein do not constitute a contract of employment and do not guarantee the right to continued employment with the Company.

Please execute the attached Acceptance and Acknowledgment and return it to the undersigned.

Very truly yours,

Laser Photonics Corporation

By:	Wayne Tupuola
Its:	President

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ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of ___________________, accept the stock option described above and in Laser Photonics Corporation’s 2019 Stock Incentive Plan and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.

Dated: [DATE]

Social Security: [SS#]	Name:
	Address:	[ADRESS]
[ADDRESS CONT.]

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
Spouse’s Signature

Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:

Optionee’s Signature

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NOTICE OF EXERCISE OF STOCK OPTION

To: Laser Photonics Corporation

I, a resident of ________________, hereby exercise my stock option granted by Laser Photonics Corporation (the “Company”) on _________ __, 20__ subject to all the terms and provisions of the Stock Option Grant Agreement of the same date (this “Agreement”) and of the 2019 Stock Incentive Plan (the “Plan”) referred to therein, and notify the Company of my desire to purchase ______________ shares of Common Stock of the Company (the “Securities”) at the exercise price which were offered to me pursuant to said option.

I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

I am aware that the Securities have not been registered under the federal Securities Act of 1933 (the “1933 Act”) or any state securities laws, pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

I understand that because the Securities have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (“SEC”) may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

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I AGREE THAT ALL SECURITIES ACQUIRED UPON THE EXERCISE OF THIS OPTION MAY BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE OPTION SHARES, AS SPECIFIED IN THAT CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT DATED AS OF THE DATE HEREOF WHICH MAY BE ENTERED INTO BETWEEN THE COMPANY AND ME.

I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, ANY STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE “ACTS”) AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Dated:

Name
Taxpayer I.D. Number	Address:

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RECEIPT

Laser Photonics Corporation hereby acknowledges receipt from ___________ in payment for __________________ shares of Common Stock of Laser Photonics Corporation., a Delaware corporation, of $__________________ in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	___________ shares of the Company’s Common Stock, fair market value of $__________ per share, held by the Optionee for a period of at least six months

☐	Copy of irrevocable instructions to Broker

Date: _______________________________________

FMV of Common Stock on such date: $_______________________

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